Exhibit 10.2
FIRST AMENDMENT TO
PIER 1 IMPORTS, INC.
1999 STOCK PLAN
(Restated as Amended December 31, 2004)
     WHEREAS, Pier 1 Imports, Inc. has heretofore adopted the Pier 1 Imports, Inc. 1999 Stock Plan (the “Plan”) Restated as Amended December 31, 2004;
     NOW, THEREFORE, the Plan is amended as follows:
          1. Subsection 8(f) of the Plan is deleted in its entirety and replaced with the following:
“(f) Payment. The balance of each Non-Employee Director’s Deferred Stock Account shall be paid to such director within thirty (30) days after such director terminates his position as a Non-Employee Director. Each Deferred Stock Unit shall be exchanged for shares of Common Stock.”
          2. As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the party hereto has caused this First Amendment to be executed effective as of June 28, 2007.

PIER 1 IMPORTS, INC.
By:
Gregory S. Humenesky